Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package

Fourth Quarter | 2020

4039 State Street

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Stabilized Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13-14
Portfolio Data:
Portfolio Overview	15
Occupancy and Leasing Trends	16
Leasing Statistics	17-18
Top Tenants and Lease Segmentation	19
Capital Expenditure Summary	20
Properties and Space Under Repositioning/Redevelopment	21-23
Current Year Acquisitions and Dispositions Summary	24-25
Guidance	26-27
Net Asset Value Components	28
Notes and Definitions	29-33
Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2019 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which was filed with the SEC on October 26, 2020. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Debra L. Morris	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Baird	David Rodgers	(216) 737-7341
Berenberg Capital Markets	Connor Siversky	(646) 949-9037
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street	Vince Tibone	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Financial Results:
Total rental income	$88,495	$83,622	$79,770	$77,490	$74,015
Net income	$18,155	$31,197	$16,271	$15,272	$24,382
Net Operating Income (NOI)	$66,461	$62,938	$60,886	$59,376	$55,859
Company share of Core FFO	$43,099	$40,557	$38,832	$37,519	$35,754
Company share of Core FFO per common share - diluted	$0.34	$0.33	$0.32	$0.33	$0.32
Adjusted EBITDA	$65,328	$56,384	$55,982	$55,566	$52,232
Dividend declared per common share	$0.215	$0.215	$0.215	$0.215	$0.185
Portfolio Statistics:
Portfolio rentable square feet (“RSF”) - consolidated	31,501,111	27,711,078	27,633,778	27,303,260	26,425,208
Ending occupancy - consolidated portfolio	95.2%	97.2%	95.4%	95.6%	96.5%
Ending percentage leased - consolidated portfolio	96.2%	97.3%	96.0%	95.7%	96.8%
Stabilized occupancy - consolidated portfolio	96.7%	97.9%	97.0%	97.4%	97.9%
Leasing spreads - GAAP	29.9%	26.8%	32.3%	36.6%	42.0%
Leasing spreads - cash	18.1%	17.4%	18.2%	24.4%	27.1%
Stabilized Same Property Performance:
Stabilized Same Property Portfolio RSF(2)	19,688,025	19,688,025	19,688,025	19,688,025	19,688,025
Stabilized Same Property Portfolio ending occupancy(2)	98.2%	98.5%	97.9%	98.4%	98.3%
Stabilized Same Property Portfolio NOI growth(2)(3)	2.5%	4.5%	3.6%	4.0	n/a
Stabilized Same Property Portfolio Cash NOI growth(2)(3)	7.1%	5.0%	(1.7)%	7.9	n/a
Capitalization:
Common stock price at quarter end	$49.11	$45.76	$41.43	$41.01	$45.67
Common shares issued and outstanding	131,193,139	123,551,852	123,546,160	116,087,092	113,580,755
Total shares and units issued and outstanding at period end(4)	137,799,832	127,455,361	127,454,636	120,004,376	116,304,528
Weighted average shares outstanding - diluted	126,401,077	123,843,977	120,068,176	114,314,331	112,096,619
Series A, B and C Preferred Stock and Series 1 and 2 CPOP Units	$319,068	$319,068	$319,068	$319,068	$278,281
Total equity market capitalization	$7,086,418	$6,151,425	$5,599,514	$5,240,447	$5,589,909
Total consolidated debt	$1,223,494	$908,046	$908,250	$905,645	$860,958
Total combined market capitalization (net debt plus equity)	$8,133,619	$6,815,852	$6,253,391	$6,033,660	$6,372,010
Ratios:
Net debt to total combined market capitalization	12.9%	9.7%	10.5%	13.1%	12.3%
Net debt to Adjusted EBITDA (quarterly results annualized)	4.0x	2.9x	2.9x	3.6x	3.7x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 29 and page 8 of this report, respectively.
(2)For comparability, Stabilized Same Property Portfolio RSF, ending occupancy, NOI growth and Cash NOI growth for all comparable periods has been restated to remove the results of 6750 Central Avenue, which was sold during Q4’20. See page 25 for details related to dispositions.
(3)Represents the year over year percentage change in NOI, Cash NOI and Cash NOI, excluding the impact of COVID-19 rent relief agreements, for the Stabilized Same Property Portfolio.
(4)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 6,606,693 (Dec 31, 2020), 3,903,509 (Sep 30, 2020), 3,908,476 (Jun 30, 2020), 3,917,284 (Mar 31, 2020) and 2,723,773 (Dec 31, 2019). Excludes the following # of shares of unvested restricted stock: 232,899 (Dec 31, 2020), 236,739 (Sep 30, 2020), 243,039 (Jun 30, 2020), 244,255 (Mar 31, 2020) and 212,545 (Dec 31, 2019). Excludes unvested LTIP units and unvested performance units.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
ASSETS
Land	$2,636,816	$2,163,518	$2,128,243	$2,068,460	$1,927,098
Buildings and improvements	2,201,187	1,791,668	1,770,930	1,748,675	1,680,178
Tenant improvements	84,462	80,541	77,211	75,341	72,179
Furniture, fixtures, and equipment	132	132	141	141	141
Construction in progress	25,358	41,941	39,860	26,791	18,794
Total real estate held for investment	4,947,955	4,077,800	4,016,385	3,919,408	3,698,390
Accumulated depreciation	(375,423)	(354,203)	(337,938)	(316,812)	(296,777)
Investments in real estate, net	4,572,532	3,723,597	3,678,447	3,602,596	3,401,613
Cash and cash equivalents	176,293	243,619	254,373	112,432	78,857
Restricted cash	1,230	42,387	67	46	—
Rents and other receivables, net	10,208	5,838	4,790	5,859	5,889
Deferred rent receivable, net	40,893	40,473	37,552	31,339	29,671
Deferred leasing costs, net	23,148	21,842	20,269	19,482	18,688
Deferred loan costs, net	2,240	2,419	2,599	2,770	695
Acquired lease intangible assets, net(1)	92,172	67,304	71,513	76,138	73,090
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	—	—	—	—	766
Other assets	14,390	13,982	16,656	10,717	9,671
Acquisition related deposits	4,067	3,625	63,612	5,896	14,526
Assets associated with real estate held for sale, net(2)	8,845	—	—	—	—
Total Assets	$4,951,174	$4,170,242	$4,155,034	$3,872,431	$3,638,622
LIABILITIES & EQUITY
Liabilities
Notes payable	$1,216,160	$906,608	$906,687	$903,802	$857,842
Interest rate swap liability	17,580	20,869	22,916	22,690	8,488
Accounts payable, accrued expenses and other liabilities	45,384	45,212	33,731	39,000	31,112
Dividends payable	29,747	27,532	27,532	25,931	21,624
Acquired lease intangible liabilities, net(3)	67,256	61,148	61,108	63,914	59,340
Tenant security deposits	31,602	27,683	26,158	30,342	28,779
Prepaid rents	12,660	10,970	11,163	8,074	8,988
Liabilities associated with real estate held for sale(2)	193	—	—	—	—
Total Liabilities	1,420,582	1,100,022	1,089,295	1,093,753	1,016,173
Equity
Preferred stock	242,327	242,327	242,327	242,327	242,327
Common stock	1,313	1,236	1,236	1,162	1,136
Additional paid in capital	3,182,599	2,821,127	2,820,216	2,524,274	2,439,007
Cumulative distributions in excess of earnings	(163,389)	(148,492)	(147,907)	(132,843)	(118,751)
Accumulated other comprehensive income	(17,709)	(20,231)	(22,214)	(21,950)	(7,542)
Total stockholders’ equity	3,245,141	2,895,967	2,893,658	2,612,970	2,556,177
Noncontrolling interests	285,451	174,253	172,081	165,708	66,272
Total Equity	3,530,592	3,070,220	3,065,739	2,778,678	2,622,449
Total Liabilities and Equity	$4,951,174	$4,170,242	$4,155,034	$3,872,431	$3,638,622
(1)Includes net above-market tenant lease intangibles of $8,308 (December 31, 2020), $5,900 (September 30, 2020), $6,230 (June 30, 2020), $6,410 (March 31, 2020) and $6,675 (December 31, 2019).
(2)At December 31, 2020, our property located at 14723-14825 Oxnard Street was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Revenues
Rental income(1)	$88,495	$83,622	$79,770	$77,490	$74,015
Management, leasing, and development services	95	118	114	93	105
Interest income	59	116	66	97	279
Total Revenues	88,649	83,856	79,950	77,680	74,399
Operating Expenses
Property expenses	22,034	20,684	18,884	18,114	18,156
General and administrative	9,042	9,464	8,972	9,317	8,215
Depreciation and amortization	30,554	28,811	28,381	27,523	26,877
Total Operating Expenses	61,630	58,959	56,237	54,954	53,248
Other Expenses
Acquisition expenses	35	70	14	5	(3)
Interest expense	8,673	7,299	7,428	7,449	7,364
Total Expenses	70,338	66,328	63,679	62,408	60,609
Loss on extinguishment of debt	(104)	—	—	—	—
(Loss) gain on sale of real estate	(52)	13,669	—	—	10,592
Net Income	18,155	31,197	16,271	15,272	24,382
Less: net income attributable to noncontrolling interests	(1,160)	(1,531)	(1,084)	(717)	(734)
Net income attributable to Rexford Industrial Realty, Inc.	16,995	29,666	15,187	14,555	23,648
Less: preferred stock dividends	(3,636)	(3,636)	(3,637)	(3,636)	(3,636)
Less: earnings allocated to participating securities	(120)	(129)	(129)	(131)	(108)
Net income attributable to common stockholders	$13,239	$25,901	$11,421	$10,788	$19,904

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.11	$0.21	$0.10	$0.09	$0.18
Net income attributable to common stockholders per share - diluted	$0.10	$0.21	$0.10	$0.09	$0.18

Weighted average shares outstanding - basic	125,995,123	123,548,978	119,810,283	114,054,434	111,612,279
Weighted average shares outstanding - diluted	126,401,077	123,843,977	120,068,176	114,314,331	112,096,619
(1)See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues
Rental income(1)	$88,495	$74,015	$329,377	$264,252
Management, leasing, and development services	95	105	420	406
Interest income	59	279	338	2,555
Total Revenues	88,649	74,399	330,135	267,213
Operating Expenses
Property expenses	22,034	18,156	79,716	63,272
General and administrative	9,042	8,215	36,795	30,300
Depreciation and amortization	30,554	26,877	115,269	98,891
Total Operating Expenses	61,630	53,248	231,780	192,463
Other Expenses
Acquisition expenses	35	(3)	124	171
Interest expense	8,673	7,364	30,849	26,875
Total Expenses	70,338	60,609	262,753	219,509
Loss on extinguishment of debt	(104)	—	(104)	—
(Loss) gain on sale of real estate	(52)	10,592	13,617	16,297
Net Income	18,155	24,382	80,895	64,001
Less: net income attributable to noncontrolling interests	(1,160)	(734)	(4,492)	(2,022)
Net income attributable to Rexford Industrial Realty, Inc.	16,995	23,648	76,403	61,979
Less: preferred stock dividends	(3,636)	(3,636)	(14,545)	(11,055)
Less: earnings allocated to participating securities	(120)	(108)	(509)	(447)
Net income attributable to common stockholders	$13,239	$19,904	$61,349	$50,477
(1)On January 1, 2019, we adopted ASC 842 and, among other practical expedients, elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Prior to the adoption of ASC 842, we presented rental revenues, tenant reimbursements and other income related to leases separately in our consolidated statements of operations. Under the section “Rental Income” on page 32 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net Income	$18,155	$31,197	$16,271	$15,272	$24,382
Add:
Depreciation and amortization	30,554	28,811	28,381	27,523	26,877
Deduct:
(Loss) gain on sale of real estate	(52)	13,669	—	—	10,592
Funds From Operations (FFO)	48,761	46,339	44,652	42,795	40,667
Less: preferred stock dividends	(3,636)	(3,636)	(3,637)	(3,636)	(3,636)
Less: FFO attributable to noncontrolling interests(2)	(2,182)	(2,017)	(2,005)	(1,450)	(1,087)
Less: FFO attributable to participating securities(3)	(188)	(197)	(192)	(195)	(188)
Company share of FFO	$42,755	$40,489	$38,818	$37,514	$35,756

Company share of FFO per common share‐basic	$0.34	$0.33	$0.32	$0.33	$0.32
Company share of FFO per common share‐diluted	$0.34	$0.33	$0.32	$0.33	$0.32

FFO	$48,761	$46,339	$44,652	$42,795	$40,667
Add:
Acquisition expenses	35	70	14	5	(3)
Loss on extinguishment of debt	104	—	—	—	—
Amortization of loss on termination of interest rate swap	218	—	—	—	—
Core FFO	49,118	46,409	44,666	42,800	40,664
Less: preferred stock dividends	(3,636)	(3,636)	(3,637)	(3,636)	(3,636)
Less: Core FFO attributable to noncontrolling interests(2)	(2,193)	(2,019)	(2,005)	(1,450)	(1,086)
Less: Core FFO attributable to participating securities(3)	(190)	(197)	(192)	(195)	(188)
Company share of Core FFO	$43,099	$40,557	$38,832	$37,519	$35,754

Company share of Core FFO per common share‐basic	$0.34	$0.33	$0.32	$0.33	$0.32
Company share of Core FFO per common share‐diluted	$0.34	$0.33	$0.32	$0.33	$0.32

Weighted-average shares outstanding-basic	125,995,123	123,548,978	119,810,283	114,054,434	111,612,279
Weighted-average shares outstanding-diluted(4)	126,401,077	123,843,977	120,068,176	114,314,331	112,096,619
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 29 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & Series 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units if the effect is dilutive for the reported period.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Funds From Operations(2)	$48,761	$46,339	$44,652	$42,795	$40,667
Add:
Amortization of deferred financing costs	408	373	381	343	347
Non-cash stock compensation	2,491	3,101	3,709	3,570	2,800
Loss on extinguishment of debt	104	—	—	—	—
Amortization of loss on termination of interest rate swap	218	—	—	—	—
Deduct:
Preferred stock dividends	3,636	3,636	3,637	3,636	3,636
Straight line rental revenue adjustment(3)	434	3,088	6,212	1,672	2,200
Amortization of net below-market lease intangibles	2,711	2,751	2,669	2,402	2,191
Capitalized payments(4)	2,149	2,442	2,355	2,067	1,851
Note payable premium amortization	47	66	59	16	(2)
Recurring capital expenditures(5)	2,671	1,380	1,323	1,575	1,383
2nd generation tenant improvements and leasing commissions(6)	1,741	2,243	2,000	1,727	1,754
Adjusted Funds From Operations (AFFO)	$38,593	$34,207	$30,487	$33,613	$30,801

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 29 of this report.
(2)A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.
(3)The straight line rental revenue adjustment includes concessions of $2,358 (including deferral of $250 of base rent provided by COVID-19 rent relief agreements), $2,273 (including deferral of $686 of base rent provided by COVID-19 rent relief agreements), $5,775 (including impact of acceleration of $825 of future concessions and deferral of $3,635 of base rent provided by COVID-19 rent relief agreements), $1,329 and $1,285 for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $20,569, $18,835, $14,773, $12,411 and $10,857 for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.
(6)Excludes 1st generation tenant improvements and leasing commissions of $1,327, $1,744, $549, $831 and $1,497 for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Rental income(2)(3)	$88,495	$83,622	$79,770	$77,490	$74,015
Property expenses	22,034	20,684	18,884	18,114	18,156
Net Operating Income (NOI)	$66,461	$62,938	$60,886	$59,376	$55,859
Amortization of above/below market lease intangibles	(2,711)	(2,751)	(2,669)	(2,402)	(2,191)
Straight line rental revenue adjustment	(434)	(3,088)	(6,212)	(1,672)	(2,200)
Cash NOI	$63,316	$57,099	$52,005	$55,302	$51,468

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Net income	$18,155	$31,197	$16,271	$15,272	$24,382
Interest expense	8,673	7,299	7,428	7,449	7,364
Depreciation and amortization	30,554	28,811	28,381	27,523	26,877
Loss (gain) on sale of real estate	52	(13,669)	—	—	(10,592)
EBITDAre	$57,434	$53,638	$52,080	$50,244	$48,031
Stock-based compensation amortization	2,491	3,101	3,709	3,570	2,800
Loss on extinguishment of debt	104	—	—	—	—
Acquisition expenses	35	70	14	5	(3)
Pro forma effect of acquisitions(4)	5,260	5	179	1,747	1,500
Pro forma effect of dispositions(5)	4	(430)	—	—	(96)
Adjusted EBITDA	$65,328	$56,384	$55,982	$55,566	$52,232
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 29 of this report.
(2)See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(2,114), $(1,479), $(1,059), $(395) and $117 for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.
(4)Represents the estimated impact on Q4'20 EBITDAre of Q4'20 acquisitions as if they had been acquired on October 1, 2020, the impact on Q3'20 EBITDAre of Q3'20 acquisitions as if they had been acquired on July 1, 2020, the impact on Q2'20 EBITDAre of Q2'20 acquisitions as if they had been acquired on April 1, 2020, the impact on Q1'20 EBITDAre of Q1'20 acquisitions as if they had been acquired on January 1, 2020, and the impact on Q4'19 EBITDAre of Q4'19 acquisitions as if they had been acquired on October 1, 2019. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(5)Represents the impact on Q4'20 EBITDAre of Q4'20 dispositions as if they had been sold as of October 1, 2020, Q3'20 EBITDAre of Q3'20 dispositions as if they had been sold as of July 1, 2020, and the impact on Q4'19 EBITDAre of Q4'19 dispositions as if they had been sold as of October 1, 2019. We did not sell any properties during Q2'20 or Q1'20.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 10

Stabilized Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Stabilized Same Property Portfolio:
Number of properties	159
Square Feet	19,688,025

Stabilized Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,					Year Ended December 31,
	2020	2019	$ Change	% Change		2020	2019	$ Change	% Change
Rental income(2)(3)(4)	$58,763	$57,185	$1,578	2.8%		$232,477	$223,985	$8,492	3.8%
Property expenses	14,232	13,757	475	3.5%		54,434	52,228	2,206	4.2%
Stabilized same property portfolio NOI	$44,531	$43,428	$1,103	2.5%	(4)	$178,043	$171,757	$6,286	3.7%	(4)
Straight-line rental revenue	530	(885)	1,415	(159.9)%		(4,629)	(4,268)	(361)	8.5%
Amort. of above/below market lease intangibles	(1,148)	(1,537)	389	(25.3)%		(5,411)	(6,790)	1,379	(20.3)%
Stabilized same property portfolio Cash NOI	$43,913	$41,006	$2,907	7.1%	(4)	$168,003	$160,699	$7,304	4.5%	(4)

Stabilized Same Property Portfolio Occupancy:

	December 31,
	2020	2019	Change (basis points)
Occupancy:
Los Angeles County	98.6%	98.6%	0 bps
Orange County	98.9%	99.1%	(20) bps
San Bernardino County	98.8%	97.4%	140 bps
Ventura County	92.6%	99.1%	(650) bps
San Diego County	97.6%	97.1%	50 bps
Total/Weighted Average	98.2%	98.3%	(10) bps

Average Occupancy(5):	98.3%	98.0%	30 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 29 of this report.
(2)See “Stabilized Same Property Portfolio Rental Income” on page 32 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three months and years ended December 31, 2020 and 2019.
(3)Reflects (reduction) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(1,758) and $120 for the three months ended December 31, 2020 and 2019, respectively, and $(4,121) and $(596) for the year ended December 31, 2020 and 2019, respectively.
(4)Rental income includes lease termination fees of $22 thousand and $10 thousand for the three months ended December 31, 2020 and 2019, respectively and $457 thousand and $12 thousand for the year ended December 31, 2020 and 2019, respectively. Excluding these lease termination fees, Stabilized Same Property Portfolio NOI increased by approximately 2.5% and 3.4% and Stabilized Same Property Portfolio Cash NOI increased by approximately 7.1% and 4.3% during the three months and year ended December 31, 2020, compared to the three months and year ended December 31, 2019, respectively.
(5)Calculated by averaging the occupancy rate at the end of each quarter in 2020 and 4Q-2019 (for 2020) and the end of each quarter in 2019 and 4Q-2018 (for 2019).

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of December 31, 2020

Description	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Common shares outstanding(1)	131,193,139	123,551,852	123,546,160	116,087,092	113,580,755
Operating partnership units outstanding(2)	6,606,693	3,903,509	3,908,476	3,917,284	2,723,773
Total shares and units outstanding at period end	137,799,832	127,455,361	127,454,636	120,004,376	116,304,528
Share price at end of quarter	$49.11	$45.76	$41.43	$41.01	$45.67
Common Stock and Operating Partnership Units - Capitalization	$6,767,350	$5,832,357	$5,280,446	$4,921,379	$5,311,628

Series A, B and C Cumulative Redeemable Preferred Stock(3)	$251,250	$251,250	$251,250	$251,250	$251,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	40,787	—
Preferred Equity	$319,068	$319,068	$319,068	$319,068	$278,281
Total Equity Market Capitalization	$7,086,418	$6,151,425	$5,599,514	$5,240,447	$5,589,909

Total Debt	$1,223,494	$908,046	$908,250	$905,645	$860,958
Less: Cash and cash equivalents	(176,293)	(243,619)	(254,373)	(112,432)	(78,857)
Net Debt	$1,047,201	$664,427	$653,877	$793,213	$782,101
Total Combined Market Capitalization (Net Debt plus Equity)	$8,133,619	$6,815,852	$6,253,391	$6,033,660	$6,372,010
Net debt to total combined market capitalization	12.9%	9.7%	10.5%	13.1%	12.3%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	4.0x	2.9x	2.9x	3.6x	3.7x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	5.2x	4.4x	4.3x	5.0x	5.1x
(1)Excludes the following number of shares of unvested restricted stock: 232,899 (Dec 31, 2020), 236,739 (Sep 30, 2020), 243,039 (Jun 30, 2020), 244,255 (Mar 31, 2020) and 212,545 (Dec 31, 2019).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Dec 31, 2020, includes 588,790 vested LTIP Units & 614,022 vested performance units & excludes 236,646 unvested LTIP Units & 905,732 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series A (3,600,000); 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit and 906,374 outstanding Series 2 preferred units at a liquidation preference of $45.00 per unit.
(5)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 29 of this report.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 12

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of December 31, 2020
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Unsecured Debt:
$500M Revolving Credit Facility(3)	2/13/2024(4)	LIBOR +0.85%(5)	0.994%	$—
$225M Term Loan Facility	1/14/2023	LIBOR +1.10%(5)	2.474%	225,000	1/14/2022
$150M Term Loan Facility	5/22/2025	LIBOR +1.55%(5)	4.313%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	4,065
$60M Term Loan	8/1/2023(6)	LIBOR + 1.70%	1.844%	58,499
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,488
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,895
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,785
5160 Richton Street	11/15/2024	3.790%	3.790%	4,387
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,749
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	15,661
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	4,072
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	2,293
			3.063%	$1,223,494

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(7)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	6.8	3.12%	3.12%	$1,164,995	95%
Variable	2.6	LIBOR + 1.70%	1.84%	$58,499	5%
Secured	4.2		3.03%	$123,494	10%
Unsecured	6.9		3.07%	$1,100,000	90%
*See footnotes on the following page*

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 13

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule:
Year	Secured(8)	Unsecured	Total	% Total	Effective Interest Rate
2021	$—	$—	$—	—%	—%
2022	—	—	—	—%	—%
2023	65,052	225,000	290,052	24%	2.391%
2024	13,816	—	13,816	1%	4.387%
2025	—	250,000	250,000	20%	4.304%
2026	7,100	—	7,100	1%	3.900%
2027	20,861	125,000	145,861	12%	3.929%
2028	14,372	—	14,372	1%	3.859%
2029	—	25,000	25,000	2%	3.880%
2030	—	400,000	400,000	33%	2.125%
Thereafter	2,293	75,000	77,293	6%	4.062%
Total	$123,494	$1,100,000	$1,223,494	100%	3.063%

(1)Includes the effect of interest rate swaps effective as of December 31, 2020, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $7.3 million as of December 31, 2020.
(3)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our investment grade rating. As December 31, 2020, the facility fee rate is 0.200%.
(4)Two additional six-month extensions are available, provided that certain conditions are satisfied.
(5)The applicable LIBOR margin ranges from 0.725% to 1.400% for the revolving credit facility, 0.90% to 1.75% for the $225M term loan facility and 1.40% to 2.35% for the $150M term loan facility depending on our investment grade rating. As a result, the effective interest rate for these loans can fluctuate from period to period.
(6)One two-year extension is available, provided that certain conditions are satisfied.
(7)The weighted average remaining term to maturity of our consolidated debt is 6.6 years.
(8)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 14

Portfolio Overview.
At December 31, 2020	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	14	1,309,471	1,167,088	2,476,559	98.6%	99.3%	98.9%	98.9%	$23,153	$9.45
Greater San Fernando Valley	48	3,114,571	2,054,344	5,168,915	97.4%	96.1%	96.9%	97.1%	56,437	$11.27
Mid-Counties	20	1,026,443	1,365,262	2,391,705	99.8%	91.7%	95.2%	95.2%	24,018	$10.55
San Gabriel Valley	22	1,983,109	1,473,103	3,456,212	99.5%	100.0%	99.7%	99.7%	29,818	$8.65
South Bay	39	2,833,444	1,605,314	4,438,758	98.8%	90.4%	95.8%	97.3%	48,450	$11.40
Los Angeles County	143	10,267,038	7,665,111	17,932,149	98.6%	95.3%	97.2%	97.7%	181,876	$10.43

North Orange County	12	937,451	375,024	1,312,475	98.2%	100.0%	98.7%	98.7%	13,624	$10.52
OC Airport	7	522,595	62,838	585,433	98.2%	100.0%	98.4%	98.4%	6,851	$11.90
South Orange County	4	329,458	27,960	357,418	100.0%	100.0%	100.0%	100.0%	3,635	$10.17
West Orange County	8	663,411	459,762	1,123,173	100.0%	73.7%	89.2%	100.0%	9,186	$9.16
Orange County	31	2,452,915	925,584	3,378,499	98.9%	86.9%	95.7%	99.2%	33,296	$10.31

Inland Empire East	1	43,201	—	43,201	88.5%	—%	88.5%	88.5%	264	$6.90
Inland Empire West	27	3,658,089	1,226,185	4,884,274	98.9%	53.4%	87.5%	92.7%	37,713	$8.83
San Bernardino County	28	3,701,290	1,226,185	4,927,475	98.8%	53.4%	87.5%	92.7%	37,977	$8.81

Ventura	16	1,227,954	1,175,718	2,403,672	92.6%	96.7%	94.6%	94.6%	22,843	$10.04
Ventura County	16	1,227,954	1,175,718	2,403,672	92.6%	96.7%	94.6%	94.6%	22,843	$10.04

Central San Diego	16	1,106,157	237,049	1,343,206	97.4%	86.3%	95.5%	95.5%	17,294	$13.49
North County San Diego	14	932,671	583,439	1,516,110	97.9%	93.9%	96.3%	96.3%	17,067	$11.68
San Diego County	30	2,038,828	820,488	2,859,316	97.6%	91.7%	95.9%	95.9%	34,361	$12.53
CONSOLIDATED TOTAL / WTD AVG	248	19,688,025	11,813,086	31,501,111	98.2%	90.2%	95.2%	96.7%	$310,353	$10.35
(1)Excludes space aggregating 480,446 square feet at our properties that were in various stages of repositioning or lease-up as of December 31, 2020. See pages 21-22 for additional details on these properties.
(2)See page 29 for definition and details on how these amounts are calculated.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 15

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Occupancy:(1)
Los Angeles County	97.2%	98.2%	97.3%	97.2%	97.4%
Orange County	95.7%	94.4%	91.6%	91.2%	96.3%
San Bernardino County	87.5%	96.8%	95.6%	96.9%	97.4%
Ventura County	94.6%	96.3%	95.0%	96.8%	96.6%
San Diego County	95.9%	96.3%	90.3%	90.5%	91.4%
Total/Weighted Average	95.2%	97.2%	95.4%	95.6%	96.5%

Consolidated Portfolio RSF	31,501,111	27,711,078	27,633,778	27,303,260	26,425,208

Leasing Activity:

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Leasing Activity (SF):(2)
New leases(2)	672,134	987,176	550,977	424,435	439,138
Renewal leases(2)	1,132,687	575,003	818,529	1,169,923	1,022,293
Gross leasing	1,804,821	1,562,179	1,369,506	1,594,358	1,461,431

Expiring leases	1,839,669	998,277	1,328,499	1,486,424	1,459,500
Expiring leases - placed into repositioning	13,020	—	—	198,762	—
Net absorption	(47,868)	563,902	41,007	(90,828)	1,931
Retention rate(3)	79%	68%	67%	81%	73%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
GAAP Rent Change	29.9%	26.8%	32.3%	36.6%	42.0%
Cash Rent Change	18.1%	17.4%	18.2%	24.4%	27.1%
(1)See page 15 for the occupancy by County of our total consolidated portfolio excluding repositioning space.
(2)Excludes month-to-month tenants.
(3)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 16

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Fourth Quarter 2020:
New	57	672,134	4.7
Renewal	51	1,132,687	4.6
Total/Weighted Average	108	1,804,821	4.6

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Fourth Quarter 2020:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(2)
New(1)	$13.45	$10.27	31.0%	1.0	$13.07	$10.84	20.5%	$5.34
Renewal	$11.42	$8.81	29.5%	1.0	$11.15	$9.51	17.3%	$1.19
Weighted Average	$11.86	$9.13	29.9%	1.0	$11.57	$9.80	18.1%	$2.23

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(3)	Uncommenced New Leases: Leased SF(3)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(4)(5)	In-Place + Uncommenced ABR (in thousands)(4)(5)	In-Place + Uncommenced ABR per SF(5)
Los Angeles County	595,149	4,563	97.2%	$1,653	$183,529	$10.53
Orange County	89,750	7,374	95.9%	349	33,645	$10.39
San Bernardino County	80,999	255,236	92.7%	2,299	40,276	$8.82
San Diego County	143,044	8,132	96.2%	266	34,627	$12.59
Ventura County	96,312	41,076	96.3%	461	23,304	$10.07
Total/Weighted Average	1,005,254	316,381	96.2%	$5,028	$315,381	$10.41
(1)GAAP and cash rent statistics and turnover costs for new leases exclude 16 leases aggregating 386,271 RSF for which there was no comparable lease data. Of these 16 excluded leases, three leases for 75,410 RSF related to current year significant repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(2)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.
(3)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of December 31, 2020.
(4)Includes $2.9 million of annualized base rent under Uncommenced New Leases and $2.1 million of incremental annualized base rent under Uncommenced Renewal Leases.
(5)See page 29 for further details on how these amounts are calculated.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 17

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of December 31, 2020:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,073,471	$—	$—
Current Repositioning(1)	—	120,800	—	$—
MTM Tenants	74	84,753	1,688	$19.92
2020	14	272,385	3,269	$12.00
2021	344	4,822,327	48,860	$10.13
2022	397	4,571,145	50,644	$11.08
2023	323	4,369,316	49,264	$11.27
2024	166	4,563,962	45,602	$9.99
2025	111	3,597,396	35,880	$9.97
2026	48	3,265,594	30,496	$9.34
2027	13	785,900	7,752	$9.86
2028	11	591,074	5,458	$9.23
2029	9	550,549	6,894	$12.52
Thereafter	30	2,832,439	29,574	$10.44
Total Portfolio	1,540	31,501,111	$315,381	$10.41
(1)Represents vacant space at properties that were classified as current repositioning as of December 31, 2020. Excludes completed repositioning properties, properties in lease-up and future repositioning properties. See pages 21-22 for additional details on these properties.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 18

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Federal Express Corporation	Multiple Submarkets(1)	527,861	2.7%	$15.87(1)	11/30/2032 (1)
Unified Natural Foods, Inc.	Central LA	695,120	1.7%	$7.76	5/8/2038
Michael Kors (USA), Inc.	Mid-Counties	565,619	1.6%	$8.94	11/30/2026
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	0.9%	$8.64	6/30/2027
Global Mail. Inc.	Mid-Counties	240,959	0.7%	$10.68	6/30/2030
Omega/Cinema Props, Inc.	Central LA	246,588	0.8%	$10.02	12/31/2029
32 Cold, LLC	Central LA	149,157	0.8%	$16.00	3/31/2026 (2)
Dendreon Pharmaceuticals, LLC	West Orange County	184,000	0.7%	$12.00	2/28/2030
Command Logistic Services	South Bay	228,903	0.7%	$9.60	9/30/2025
Universal Technical Institute of Southern California, LLC	South Bay	142,593	0.7%	$14.52	8/31/2030
Top 10 Total / Weighted Average		3,300,148	11.3%	$10.76
(1)Includes (i) one land lease in North Orange County expiring January 31, 2021, (ii) 30,160 RSF in Ventura expiring September 30, 2027, (iii) one land lease in LA - Mid-Counties expiring June 30, 2029, (iv) 42,270 RSF in LA - South Bay expiring October 31, 2030, (v) 311,995 RSF in North County San Diego expiring February 28, 2031, and (vi) 143,436 RSF in LA - South Bay expiring November 30, 2032.
(2)Includes (i) 78,280 RSF expiring September 30, 2025, and (ii) 70,877 RSF expiring March 31, 2026.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable Square Feet	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	721	1,542,276	1,682,792	91.6%	91.6%	$25,430	8.0%	$16.49
5,000 - 9,999	229	1,636,518	1,741,370	94.0%	94.4%	21,781	6.9%	$13.31
10,000 - 24,999	303	4,868,880	5,068,951	96.1%	97.1%	59,807	19.0%	$12.28
25,000 - 49,999	137	4,930,439	5,364,273	91.9%	97.9%	54,167	17.2%	$10.99
>50,000	150	17,328,727	17,643,725	98.2%	98.7%	154,196	48.9%	$8.90
Total / Weighted Average	1,540	30,306,840	31,501,111	96.2%	97.7%	$315,381	100.0%	$10.41
(1)See page 29 for further details on how these amounts are calculated.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 19

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Year Ended December 31, 2020

					Year to Date
	Q4-2020	Q3-2020	Q2-2020	Q1-2020	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$63	$363	$108	$355	$889	851,851	$1.04
New Leases‐2nd Generation	80	286	293	27	686	281,642	$2.44
Renewals	34	63	17	4	118	450,871	$0.26
Total Tenant Improvements	$177	$712	$418	$386	$1,693

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$1,264	$1,381	$441	$476	$3,562	1,223,553	$2.91
New Leases‐2nd Generation	629	1,630	856	723	3,838	1,682,072	$2.28
Renewals	998	264	834	973	3,069	2,500,831	$1.23
Total Leasing Commissions & Lease Costs	$2,891	$3,275	$2,131	$2,172	$10,469

Total Recurring Capex	$2,671	$1,380	$1,323	$1,575	$6,949	27,929,513	$0.25
Recurring Capex % of NOI	4.0%	2.2%	2.2%	2.7%	2.8%
Recurring Capex % of Rental Revenue	3.6%	2.0%	2.0%	2.4%	2.5%

Nonrecurring Capex:
Redevelopment and Repositioning in Process(2)	$15,401	$14,291	$12,365	$9,412	$51,469
Unit Renovation(3)	954	602	749	760	3,065
Other(4)	4,214	3,942	1,659	2,239	12,054
Total Nonrecurring Capex	$20,569	$18,835	$14,773	$12,411	$66,588	20,463,668	$3.25

Other Capitalized Costs(5)	$2,206	$2,495	$2,412	$2,123	$9,236
(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under redevelopment or repositioning during 2020. See pages 21-22 for details of these properties.
(3)Includes non-tenant-specific capital expenditures with costs less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the redevelopment and construction periods of repositioning or redevelopment projects.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning/Redevelopment.(1)
As of December 31, 2020	(unaudited results, in thousands, except square feet)

Repositioning

				Est. Constr. Period(1)
Property (Submarket)	Total Property RSF(2)	Repo/ Lease-Up RSF(2)	Total Property Leased % 12/31/20	Start	Target Complet.	Est. Stabilization Period(1)(3)	Purch. Price(1)	Projected Repo Costs(1)	Projected Total Invest.(1)	Cumulative Investment to Date(1)	Actual Cash NOI 4Q-2020(1)	Est. An. Stabilized Cash NOI(1)	Est. Stabilized Yield(1)
SIGNIFICANT CURRENT REPOSITIONING IN PROCESS:
12821 Knott Street (West OC)(4)	166,132	166,132	0%	1Q-19	3Q-21	4Q-21	$19,768	$11,661	$31,429	$21,812	$(5)	$1,800	5.7%

OTHER CURRENT REPOSITIONING IN PROCESS:
Other Repositioning - 23 properties with estimated costs < $1 million individually(5)								$18,578		$7,767			6.4%

LEASE-UP:
The Merge (Inland Empire West)	333,491	333,544	18%	2Q-19	4Q-20	3Q-21	$23,827	$33,018	$56,845	$54,300	$(22)	$3,100	5.5%

4Q-2020 STABILIZED(1):
29003 Avenue Sherman (SF Valley)	68,123	68,123	100%	3Q-18	4Q-19	4Q-20	$9,531	$1,313	$10,844	$10,675	$(31)	$558	5.1%
727 Kingshill Place (South Bay)(6)	46,005	46,005	100%	1Q-20	4Q-20	4Q-20	$8,894	$1,674	$10,568	$10,508	$(11)	$518	4.9%
TOTAL	114,128	114,128					$18,425	$2,987	$21,412	$21,183	$(42)	$1,076

FUTURE REPOSITIONING:
12133 Greenstone Ave. (Mid-Counties)(7)	12,586	12,586	100%	1Q-21	4Q-21	1Q-22	$5,657	$6,552	$12,209	$5,781	$24	$783	6.4%
11529-11547 Tuxford St. (SF Valley)	29,730	29,730	100%	1Q-21	3Q-21	4Q-21	$5,025	$1,538	$6,563	$5,037	$46	$388	5.9%
Rancho Pacifica - Bldgs 1 & 6 (South Bay)(8)	488,114	385,537	100%	1Q-21	3Q-21	4Q-21	$89,123	$9,626	$98,749	$90,087	$667	$5,876	6.0%
16221 Arthur Street (Mid-Counties)	61,372	61,372	100%	1Q-21	2Q-21	3Q-21	$6,279	$1,837	$8,116	$6,401	$105	$613	7.6%
14421-14441 Bonelli St. (SG Valley)	148,740	148,740	100%	2Q-21	4Q-21	1Q-22	$19,500	$2,813	$22,313	$19,500	$165	$1,323	5.9%
11600 Los Nietos Road (Mid-Counties)	103,982	103,982	100%	2Q-21	1Q-22	2Q-22	$17,014	$4,941	$21,955	$17,014	$184	$1,103	5.0%
15650-15700 Avalon Blvd. (South Bay)	98,259	98,259	95%	2Q-21	3Q-21	4Q-21	$28,273	$4,843	$33,116	$28,358	$323	$1,694	5.0%
3441 MacArthur Blvd. (OC Airport)	122,060	122,060	100%	4Q-21	2Q-22	3Q-22	$9,038	$5,370	$14,408	$9,083	$224	$1,200	8.3%
TOTAL	1,064,843	962,266					$179,909	$37,520	$217,429	$181,261	$1,738	$12,980

*See footnotes on page 23*

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 21

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of December 31, 2020	(unaudited results, in thousands, except square feet)

Redevelopment

			Est. Constr. Period(1)
Property (Submarket)	Projected RSF(9)	Property Leased % 12/31/20	Start	Target Complet.	Estimated Stabilization Period(1)(3)	Purchase Price(1)	Projected Redev. Costs(1)	Projected Total Investment(1)	Cumulative Investment to Date(1)	Actual Cash NOI 4Q-2020(1)	Est. Annual Stabilized Cash NOI(1)	Estimated Stabilized Yield(1)
CURRENT REDEVELOPMENT:
Avenue Paine (SF Valley)	111,024	0%	3Q-19	4Q-21	2Q-22	$5,515	$11,742	$17,257	$6,411	$(17)	$1,075	6.2%
851 Lawrence Drive (Ventura)	90,856	0%	2Q-18	1Q-21	4Q-21	$6,663	$12,143	$18,806	$12,650	$—	$1,116	5.9%
TOTAL	201,880					$12,178	$23,885	$36,063	$19,061	$(17)	$2,191

FUTURE REDEVELOPMENT:
4416 Azusa Canyon Rd. (SG Valley)(10)	128,350	100%	1Q-21	3Q-22	1Q-23	$12,277	$12,728	$25,005	$12,402	$179	$1,347	5.4%
9615 Norwalk Blvd. (Mid-Counties)(10)(11)	201,808	100%	2Q-21	1Q-23	2023	$9,642	$23,525	$33,167	$10,445	$234	$2,202	6.6%
415 Motor Avenue (SG Valley)	96,950	0%	2Q-21	2Q-22	2022	$7,376	$10,098	$17,474	$7,934	$(23)	$1,003	5.7%
15601 Avalon Blvd. (South Bay)(12)	84,727	0%	3Q-21	3Q-22	2023	$15,500	$9,879	$25,379	$15,520	$(30)	$1,305	5.1%
1055 Sandhill Ave. (South Bay)	126,013	0%	4Q-21	1Q-23	2023	$11,994	$14,216	$26,210	$12,410	$(64)	$1,485	5.7%
12752-12822 Monarch St. (West OC)(13)	275,838	100%	4Q-21	3Q-22	2023	$34,098	$14,468	$48,566	$35,054	$445	$2,907	6.0%
TOTAL	913,686					$90,887	$84,914	$175,801	$93,765	$741	$10,249

*See footnotes on page 23*

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 22

Properties and Space Under Repositioning/Redevelopment (Continued).(1)
As of December 31, 2020	(unaudited results, in thousands, except square feet)

Stabilized Repositionings: Properties and Space
Property (Submarket)	Rentable Square Feet	Stabilized Period	Stabilized Yield
14750 Nelson (San Gabriel Valley)	201,990	1Q-19	8.0%
1998 Surveyor Avenue (Ventura)	56,306	1Q-19	5.8%
15401 Figueroa Street (South Bay)	38,584	1Q-19	7.2%
1332-1340 Rocky Pt. Dr. (North SD)	73,747	1Q-19	6.5%
1580 Carson Street (South Bay)	43,787	3Q-19	6.3%
3233 Mission Oaks Blvd. - Unit H / Unit 3233 (Ventura)	43,927 (Unit H) / 109,636 (Unit 3233)	1Q-18 / 4Q-19	9.0%(14)
2455 Conejo Spectrum St.(Ventura)	98,218	1Q-20	5.3%
635 8th Street (SF Valley)	72,250	1Q-20	5.0%
16121 Carmenita Road (Mid-Counties)	109,780	3Q-20	5.9%
10015 Waples Court (Central SD)	106,412	3Q-20	5.7%
1210 N. Red Gum Street (North OC)	64,570	3Q-20	6.9%
7110 E. Rosecrans Avenue - Unit B (South Bay)	37,417	3Q-20	n/a(15)
29003 Avenue Sherman (SF Valley)	68,123	4Q-20	5.1%
727 Kingshill Place (South Bay)	46,005	4Q-20	4.9%
(1)For definitions of “Properties and Space Under Repositioning/Redevelopment,” “Estimated Construction Period (definition changed in Q4-20),” “Purchase Price,” “Projected Repositioning/Redevelopment Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see page 31 in the Notes and Definitions section of this report.
(2)“Total Property RSF” is the total RSF of the entire property or particular building(s) (footnoted if applicable) under repositioning. “Repositioning/Lease-up RSF” is the actual RSF that is subject to repositioning at the property/building, and may be less than Total Property RSF.
(3)Represents the estimated quarter that the project will reach stabilization. Includes time to complete construction & lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)At 12821 Knott Street, we are repositioning the existing 120,800 RSF building and are constructing approximately 45,000 RSF of new warehouse space.
(5)“Other Repositioning” includes 23 repositioning properties where estimated costs are generally less than $1.0 million individually. Other Repositioning is comprised of properties both included and excluded from our stabilized same properties portfolio.
(6)During 1Q-20, we acquired 701-751 Kingshill Place, a six-building property totaling 169,069 RSF. Amounts presented on page 21 relate to one of the six buildings located at 727 Kingshill Place (46,005 RSF).
(7)12133 Greenstone Avenue is a single tenant container storage facility with a 12,586 rentable square foot truck terminal building on 4.8 acres with excess land.
(8)Rancho Pacifica Buildings 1 & 6 are located at 2301-2329 Pacifica Place and 2332-2366 Pacifica Place, and represent two buildings totaling 488,114 RSF, out of six buildings at our Rancho Pacifica Park property, which has a total 1,152,883 RSF.
(9)Represents the estimated rentable square footage of the project upon completion of redevelopment.
(10)As of December 31, 2020, these projects have existing buildings aggregating 437,147 RSF (also included in our Total Portfolio RSF) that we intend to fully or partially demolish prior to constructing new buildings. Includes the following properties: 4416 Azusa Canyon Road (70,510 RSF), 9615 Norwalk Boulevard (26,362 RSF),15601 Avalon Boulevard (63,690 RSF), 12752 Monarch Street (276,585 RSF).
(11)9615 Norwalk is a 10.26 acre storage-yard with two occupied buildings totaling 26,362 RSF. In January 2019, we converted the tenant’s MTM land lease to a term lease with an expiration date of March 31, 2021. We will demolish the existing buildings and construct a new 201,808 RSF building upon termination of the land lease.
(12)In February 2021, we leased 15601 Avalon Boulevard to a tenant under a short-term lease. Upon termination of the lease, we will demolish the existing building and construct a new 84,727 RSF building.
(13)As of December 31, 2020, 12752-12822 Monarch Street contains two buildings totaling 276,585 RSF. We plan to demolish one building with 98,360 RSF at this property and add a new 97,613 RSF building after the in-place lease terminates. At completion, the total project will contain 275,838 RSF.
(14)Represents the stabilized yield for the entire 3233 Mission Oaks Boulevard property (461,717 RSF).
(15)We are unable to provide a meaningful stabilized yield for this completed project as this was a partial repositioning of a larger property.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 23

Current Year Acquisitions and Dispositions Summary.
As of December 31, 2020	(unaudited results, data represents consolidated portfolio only)

2020 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Dec 31, 2020
3/5/2020	701-751 Kingshill Place(1)	Los Angeles	South Bay	169,069	$33.25	73%	90%
3/5/2020	2601-2641 Manhattan Beach Blvd(1)	Los Angeles	South Bay	126,726	39.48	96%	91%
3/5/2020	2410-2420 Santa Fe Avenue(1)	Los Angeles	South Bay	112,000	35.74	100%	100%
3/5/2020	11600 Los Nietos Road(1)	Los Angeles	Mid-Counties	103,982	16.63	100%	100%
3/5/2020	5160 Richton Street(1)	San Bernardino	Inland Empire - West	94,976	15.65	86%	100%
3/5/2020	2205 W. 126th Street(1)	Los Angeles	South Bay	63,532	17.71	40%	100%
3/5/2020	11832-11954 La Cienega Blvd(1)	Los Angeles	South Bay	63,462	19.66	93%	93%
3/5/2020	7612-7642 Woodwind Drive(1)	Orange	West Orange County	62,377	13.78	100%	100%
3/5/2020	960-970 Knox Street(1)	Los Angeles	South Bay	39,400	9.94	100%	87%
3/5/2020	25781 Atlantic Ocean Drive(1)	Orange	South Orange County	27,960	5.52	100%	100%
4/1/2020	Brady Way(2)	Orange	West Orange County	—	0.87	n/a	n/a
4/3/2020	720-720 Vernon Avenue	Los Angeles	San Gabriel Valley	71,692	15.52	100%	100%
5/5/2020	6687 Flotilla Street	Los Angeles	Central	120,000	21.00	100%	100%
5/28/2020	1055 Sandhill Avenue(3)	Los Angeles	South Bay	—	14.45	n/a	n/a
6/19/2020	22895 Eastpark Drive	Orange	North Orange County	34,950	6.84	100%	100%
6/19/2020	8745-8775 Production Avenue	San Diego	Central San Diego	46,820	7.85	65%	47%
6/26/2020	15850 Slover Avenue	San Bernardino	Inland Empire - West	60,127	9.96	—%	—%
7/1/2020	15650-15700 Avalon Blvd	Los Angeles	South Bay	166,088	28.08	100%	95%
7/1/2020	11308-11350 Penrose Street	Los Angeles	Greater San Fernando Valley	151,604	25.43	100%	100%
7/1/2020	11076-11078 Fleetwood Street	Los Angeles	Greater San Fernando Valley	26,040	4.71	100%	50%
7/1/2020	11529-11547 Tuxford Street	Los Angeles	Greater San Fernando Valley	29,730	5.00	100%	100%
7/17/2020	12133 Greenstone Avenue	Los Angeles	Mid-Counties	12,586	5.48	100%	100%
10/14/2020	12772-12746 San Fernando Road	Los Angeles	Greater San Fernando Valley	140,837	22.05	56%	56%
10/26/2020	15601 Avalon Blvd	Los Angeles	South Bay	63,690	15.50	—%	—%
11/17/2020	Gateway Pointe	Los Angeles	Mid-Counties	989,195	296.59	100%	89%
11/17/2020	13943-13955 Balboa Blvd(4)	Los Angeles	Greater San Fernando Valley	200,632	45.34	100%	100%
12/3/2020	Van Nuys Airport Industrial Center	Los Angeles	Greater San Fernando Valley	426,466	154.64	99%	99%
12/4/2020	4039 State Street	San Bernardino	Inland Empire - West	139,000	29.67	100%	100%
12/4/2020	10156 Live Oak Avenue	San Bernardino	Inland Empire - West	236,912	46.81	—%	—
12/4/2020	10694 Tamarind Avenue	San Bernardino	Inland Empire - West	99,999	22.39	100%	100%
12/4/2020	2520 Baseline Road	San Bernardino	Inland Empire - West	156,586	30.53	100%	100%
12/9/2020	12211 Greenstone Avenue	Los Angeles	Mid-Counties	—	16.80	100%	100%
12/15/2020	1921, 2011, 2055, 2099, 2040 East 27th St.	Los Angeles	Central	300,389	63.40	100%	100%
12/15/2020	2750 & 2800 Alameda Street	Los Angeles	Central	164,026	30.37	100%	100%
12/31/2020	29010 Avenue Paine(5)	Los Angeles	Greater San Fernando Valley	100,157	16.04	100%	100%
12/31/2020	29010 Commerce Center Drive(5)	Los Angeles	Greater San Fernando Valley	117,151	24.48	100%	100%
12/31/2020	13369 Valley Boulevard(5)	San Bernardino	Inland Empire - West	105,041	20.66	100%	100%
12/31/2020	6635 Caballero Boulevard(5)	Los Angeles	Mid-Counties	92,395	22.80	100%	100%
12/31/2020	1235 South Lewis Street	Orange	North Orange County	62,607	16.80	100%	100%
Total 2020 Current Period Acquisitions:				4,978,204	$1,227.42
*See footnotes on the following page*

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 24

Current Year Acquisitions and Dispositions Summary (Continued).
As of December 31, 2020	(unaudited results, data represents consolidated portfolio only)

2020 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Rational for Selling
8/13/2020	3927 Oceanic Drive	San Diego	San Diego - North County	54,740	$10.30	Opportunistic Sale
9/18/2020	121 West 33rd Street	San Diego	San Diego - South County	76,745	13.50	Opportunistic Sale
9/30/2020	2700-2722 South Fairview Street	Orange	Orange County - Airport	116,575	20.40	Tenant Exercised Purchase Option
12/31/2020	6750 Central Avenue	San Bernadino	Inland Empire East	8,666	1.30	Opportunistic Sale
Total Year-to-Date Dispositions:				256,726	$45.50

(1)These properties were acquired as part of ten-property portfolio acquisition for $207.4 million (including $4.2 million of purchase accounting adjustments), including assumed debt. The acquisition was completed through a combination of cash and an UPREIT transaction, whereby the seller contributed a portion of the portfolio value to the Company's operating partnership in exchange for a blend of OP Units and newly issued convertible preferred operating partnership units ("Series 2 CPOP Units"). The newly issued Series 2 CPOP Units are non-callable by the Company for five years and feature a $45.00 liquidation preference, 4.0% dividend and 0.7722% conversion premium, all of which are more fully described in the Current Report on Form 8-K filed with the SEC on March 6, 2020.
(2)Brady Way is a 1 acre parcel of land adjacent to our property located at 12821 Knott Street.
(3)1055 Sandhill Avenue consists of 158,595 RSF of vacant manufacturing buildings on 5.8 acres of land. The Company intends to demolish the existing structures and construct a new 126,013 RSF single tenant building.
(4)This property was acquired for $45.3 million (including purchase price accounting adjustments), including assumed debt. The acquisition was completed through a combination of cash and an UPREIT transaction, where by the seller contributed the property to the Company's operating partnership in exchange for the issuance of 592,186 OP Units.
(5)These properties were acquired as part of a portfolio acquisition for $84.0 million (including purchase price accounting adjustments). The acquisition was completed through an UPREIT transaction, where by the seller contributed the property to the Company's operating partnership in exchange for the issuance of 1,800,000 OP Units.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 25

Guidance.
As of December 31, 2020

2021 OUTLOOK*

METRIC	2020 ACTUAL	2021 GUIDANCE
Net Income Attributable to Common Stockholders per diluted share (1)	$0.51	$0.40 - $0.43 (2)
Company share of Core FFO per diluted share (1)	$1.32	$1.40 - $1.43 (2)
Stabilized Same Property Portfolio NOI Growth - GAAP (3)	3.7%	3.0% - 4.0%
Stabilized Same Property Portfolio NOI Growth - Cash (3)	4.5%	6.0% - 7.0%
Average 2021 Stabilized Same Property Portfolio Occupancy (FY)	97.8%	97.0% - 97.5%
General and Administrative Expenses (4)	$36.8M	$44.5M - $45.5M
Net Interest Expense	$30.8M	$36.0M - $36.5M
(1)Our 2021 Net Income and Core FFO guidance refers to the Company's in-place portfolio as of February 10, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed. The Company’s in-place portfolio as of February 10, 2021, reflects the acquisition of three industrial properties representing 176,670 square feet of improvements, a 2.5 acre industrial outdoor storage site, and two redevelopment sites totaling 16.57 acres that occurred subsequent to December 31, 2020.
(2)See page 32 for a reconciliation of the Company’s 2021 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our 2021 Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2020 through February 10, 2021, and that were stabilized as of January 1, 2020. Our 2021 Stabilized Same Property Portfolio excludes properties that were or will be classified as repositioning (current and future) or lease-up during 2020 and 2021. As of January 1, 2021, our 2021 Stabilized Same Property Portfolio consists of 195 properties aggregating 24,658,872 rentable square feet.
(4)Our 2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $17.1 million.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the impact of COVID-19 and actions taken to contain its spread on the Company, the Company’s tenants and the economy, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 26

Guidance (Continued).
As of December 31, 2020

2021 Guidance Rollforward(1)

	Range ($ per share)
Earnings Components	Low	High	Notes
2020 Core FFO Per Diluted Share	$1.32	$1.32	2020 Core FFO per share growth of 7%
Same Property Portfolio NOI Growth - GAAP	0.05	0.07	Guidance range of 3.0% - 4.0% SP NOI Growth
Repositioning/Redevelopment - Incremental NOI Contribution	0.02	0.03	Incremental NOI contribution from Repositioning/Redevelopment completions
2020 Acquisitions - Incremental NOI Contribution	0.25	0.26	2020 Acquisitions projected to contribute incremental NOI of $31M to $32M
2020 Disposition NOI	(0.01)	(0.01)	2020 Disposition volume of $45.5M
2021 Acquisitions Closed to Date	0.01	0.01	YTD closed $95M of acquisitions; no prospective activity is assumed for guidance purposes
Net General & Administrative Expenses (2)	(0.06)	(0.07)	Guidance range of $44.5M to $45.5M
Net Interest Expense	(0.05)	(0.05)	Guidance range of $36.0M to $36.5M
Other (3)	(0.13)	(0.13)	Includes incremental impact from 2020 equity issuance
2021 Core FFO Per Diluted Share Guidance	$1.40	$1.43
Core FFO Annual Growth Per Diluted Share (excludes prospective acquisitions)	6%	8%
(1)2021 Guidance and Guidance Rollforward represent the in-place portfolio as of February 10, 2021, and does not include any assumptions for prospective acquisitions, dispositions or balance sheet activities that have not closed.
(2)2021 General and Administrative expense guidance includes estimated non-cash equity compensation expense of $17.1 million. Non-cash equity compensation includes performance-based units that are tied to the Company's overall performance and may or may not be realized based on actual results. The current G&A guidance range contemplates the impact of performance based compensation based on the company achieving the low or high end of its Core FFO guidance range.
(3)As of December 31, 2020, 131.5 million diluted shares are outstanding compared to the weighted average diluted shares outstanding of 121.2 million in 2020. No additional balance sheet activity is assumed for guidance purposes.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 27

Net Asset Value Components.
As of December 31, 2020	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Dec 31, 2020
Total operating rental income	$88,495
Property operating expenses	(22,034)
Pro forma effect of uncommenced leases(2)	1,208
Pro forma effect of acquisitions(3)	5,260
Pro forma effect of dispositions(4)	4
Pro forma NOI effect of significant properties under repositioning or development(5)	5,456
Pro Forma NOI	78,389
Amortization of net below-market lease intangibles	(2,711)
Straight line rental revenue adjustment	(434)
Pro Forma Cash NOI	$75,244

Balance Sheet Items
Other assets and liabilities	December 31, 2020
Cash and cash equivalents	$176,293
Restricted cash	1,230
Rents and other receivables, net	10,208
Other assets	14,390
Acquisition related deposits	4,067
Accounts payable, accrued expenses and other liabilities	(45,384)
Dividends payable	(29,747)
Tenant security deposits	(31,602)
Prepaid rents	(12,660)
Estimated remaining cost to complete repositioning/redevelopment projects	(147,596)
Total other assets and liabilities	$(60,801)

Debt and Shares Outstanding

Total consolidated debt(6)	$1,223,494
Preferred stock/units - liquidation preference	$319,068

Common shares outstanding(7)	131,193,139
Operating partnership units outstanding(8)	6,606,693
Total common shares and operating partnership units outstanding	137,799,832
(1)For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 29 of this report.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of October 1, 2020.
(3)Represents the estimated incremental NOI from Q4'20 acquisitions as if they had been acquired on October 1, 2020. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of October 1, 2020.
(4)Represents the deduction of actual Q4'20 NOI for the properties that were sold during the current quarter. See page 25 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/redevelopment or lease-up during the three months ended December 31, 2020, assuming that all repositioning/redevelopment work had been completed and all of the properties were fully stabilized as of October 1, 2020. Includes properties that are separately listed on pages 21-22 and excludes “Other Repositionings.” We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of October 1, 2020.
(6)Excludes unamortized loan discount and debt issuance costs totaling $7.3 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 232,899 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 588,790 vested LTIP Units and 614,022 vested performance units and excludes 236,646 unvested LTIP Units and 905,732 unvested performance units.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 28

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of December 31, 2020, multiplied by 12. Includes leases that have commenced as of December 31, 2020 or leases where tenant has taken early possession of space as of December 31, 2020. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of December 31, 2020.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to December 31, 2020, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of December 31, 2020, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of December 31, 2020.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of December 31, 2020.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of December 31, 2020.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, redevelopment, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. Core FFO adjustments consist of (i) acquisition expenses, (ii) loss on extinguishment of debt, (iii) the amortization of the loss on termination of interest rate swap and (iv) other amounts as they may occur. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 29

Notes and Definitions.

Debt Covenants ($ in thousands)

		December 31, 2020
	Current Period Covenant	Credit Facility, $225M Term Loan and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	22.9%	24.2%
Maximum Secured Leverage Ratio	less than 45%	2.3%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	2.4%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$2,792,944	$3,875,943	N/A
Minimum Tangible Net Worth	$2,704,354	N/A	$3,875,943
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.5 to 1.00	4.5 to 1.00
Unencumbered Leverage Ratio	less than 60%	23.3%	24.8%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	7.91 to 1.00	7.91 to 1.00

		December 31, 2020
	Current Period Covenant	$400M 2.125% Senior Notes
Maximum Debt to Total Asset Ratio	less than 60%	22.5%
Maximum Secured Debt to Total Asset Ratio	less than 40%	2.3%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	4.3 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.5 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Dec 31, 2020		Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019
EBITDAre	$57,434		$53,638		$52,080		$50,244		$48,031
Amortization of above/below market lease intangibles	(2,711)		(2,751)		(2,669)		(2,402)		(2,191)
Non-cash stock compensation	2,491		3,101		3,709		3,570		2,800
Loss on extinguishment of debt	104		—		—		—		—
Straight line rental revenue adj.	(434)		(3,088)		(6,212)		(1,672)		(2,200)
Capitalized payments	(1,331)		(1,279)		(1,294)		(1,185)		(984)
Recurring capital expenditures	(2,671)		(1,380)		(1,323)		(1,575)		(1,383)
2nd gen. tenant improvements & leasing commissions	(1,741)		(2,243)		(2,000)		(1,727)		(1,754)
Cash flow for fixed charge coverage calculation	51,141		45,998		42,291		45,253		42,319
Cash interest expense calculation detail:
Interest expense	8,673		7,299		7,428		7,449		7,364
Capitalized interest	818		1,163		1,061		882		867
Note payable premium amort.	47		66		59		16		(2)
Amort. of deferred financing costs	(408)		(373)		(381)		(343)		(347)
Amort. of swap termination fee	(218)		—		—		—		—
Cash interest expense	8,912		8,155		8,167		8,004		7,882
Scheduled principal payments	241		205		175		50		40
Preferred stock/unit dividends	4,344		4,344		4,344		4,059		3,936
Fixed charges	$13,497		$12,704		$12,686		$12,113		$11,858
Fixed Charge Coverage Ratio	3.8	x	3.6	x	3.3	x	3.7	x	3.6	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 30

Notes and Definitions.

year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.

Definitions Related to Properties and Space Under Repositioning/Redevelopment:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing.
•Properties Under Redevelopment: Typically defined as a properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a properties with excess land where we plan to construct a ground-up building.
•Estimated Construction Period: During 4Q-2020 we changed our definition of the “Start of the Estimated Construction Period” to the period we start physical construction on a property. Previously we defined the “Start” as the period we start activities to get a property ready for its intended use, which includes pre-construction activities, including securing entitlements or permits, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Redevelopment Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/redevelopment project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Redevelopment Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Actual Quarterly NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 29) for the repositioning/redevelopment property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Redevelopment: We consider a repositioning/redevelopment property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/redevelopment construction work.

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 31

Notes and Definitions.

Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Rental revenue	$73,876	$70,153	$67,349	$65,255	$62,137
Tenant reimbursements	14,468	13,247	12,433	11,993	11,381
Other income	151	222	(12)	242	497
Rental income	$88,495	$83,622	$79,770	$77,490	$74,015
Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Stabilized Same Property Portfolio (“SSPP”): Our 2020 SSPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through December 31, 2020, and excludes any properties that were acquired or sold during the period from January 1, 2019 through December 31, 2020, and properties acquired prior to January 1, 2019, that were classified as current or future repositioning, redevelopment or lease-up during 2019 and 2020, which we believe significantly affected the properties’ results during the comparative periods.
Stabilized Same Property Portfolio Rental Income: See below for a breakdown of 2020 & 2019 rental income for our SSPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended December 31,				Year Ended December 31,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Rental revenue	$49,776	$48,368	$1,408	2.9%	$197,351	$189,108	$8,243	4.4%
Tenant reimb.	8,843	8,394	449	5.3%	34,590	33,616	974	2.9%
Other income	144	423	(279)	(66.0)%	536	1,261	(725)	(57.5)%
Rental income	$58,763	$57,185	$1,578	2.8%	$232,477	$223,985	$8,492	3.8%

Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2021 Estimate
	Low	High
Net income attributable to common stockholders	$0.40	$0.43
Company share of depreciation and amortization	$1.00	$1.00
Company share of Core FFO	$1.40	$1.43
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Net Income	$18,155	$31,197	$16,271	$15,272	$24,382
Add:
General and administrative	9,042	9,464	8,972	9,317	8,215
Depreciation & amortization	30,554	28,811	28,381	27,523	26,877
Acquisition expenses	35	70	14	5	(3)
Interest expense	8,673	7,299	7,428	7,449	7,364
Loss on extinguishment of debt	104	0	0	0	0
Subtract:
Mgmt, leasing, & dvlpmt services	95	118	114	93	105
Interest income	59	116	66	97	279
(Loss) gain on sale of real estate	(52)	13,669	—	—	10,592
NOI	$66,461	$62,938	$60,886	$59,376	$55,859
S/L rental revenue adj.	(434)	(3,088)	(6,212)	(1,672)	(2,200)
Amort. of above/below market lease intangibles	(2,711)	(2,751)	(2,669)	(2,402)	(2,191)
Cash NOI	$63,316	$57,099	$52,005	$55,302	$51,468

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$18,155	$24,382	$80,895	$64,001
Add:
General and administrative	9,042	8,215	36,795	30,300
Depreciation and amortization	30,554	26,877	115,269	98,891
Acquisition expenses	35	(3)	124	171
Interest expense	8,673	7,364	30,849	26,875
Loss on extinguishment of debt	104	—	104	—
Deduct:
Management, leasing and development services	95	105	420	406
Interest income	59	279	338	2,555
(Loss) gain on sale of real estate	(52)	10,592	13,617	16,297
NOI	$66,461	$55,859	$249,661	$200,980
Non-Stabilized Same Prop. Portfolio rental income	(29,732)	(16,830)	(96,900)	(40,267)
Non-Stabilized Same Prop. Portfolio property exp.	7,802	4,399	25,282	11,044
Stabilized Same Property Portfolio NOI	$44,531	$43,428	$178,043	$171,757
Straight line rental revenue adjustment	530	(885)	(4,629)	(4,268)
Amort. of above/below market lease intangibles	(1,148)	(1,537)	(5,411)	(6,790)
Stabilized Same Property Portfolio Cash NOI	$43,913	$41,006	$168,003	$160,699

Fourth Quarter 2020 Supplemental Financial Reporting Package	Page 33